UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

      |X|   Preliminary Information Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

      |_|   Definitive Information Statement

                               AZONIC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required

      |_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing Party:

            (4)   Date Filed:

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                               AZONIC CORPORATION
                             (A NEVADA CORPORATION)

                              INFORMATION STATEMENT
                 Date first mailed to stockholders: May __, 2005

                                765 15th Sideroad
                              King City, ON L7B 1K5
                                     Canada
                          (Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

INTRODUCTION.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Azonic Corporation ("Azonic" or the "Company") in connection with the prior approval by the board of directors of Azonic, and the written consent of the holders of a majority of Azonic's outstanding shares of common stock, of a resolution to,

      Amend Article First of Azonic's Certificate of Incorporation by changing the Company's name from "AZONIC CORPORATION" to "MIDLAND INTERNATIONAL CORPORATION" (the "Amendment").

Section 78.320 of the Nevada Revised Statutes and the By-laws of Azonic provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On April 19, 2005, the board of directors of Azonic approved and recommended the Amendment. Subsequently, the holders of a majority of the voting power have advised Azonic that they will give their consent to approve the Amendment by written consent in lieu of a meeting. Since the holders of the required majority of shares of common stock are expected to approve the Amendment by written consent, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Azonic expects to obtain all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated May [__], 2005 and is first being mailed to stockholders on or about May [__], 2005. Only stockholders of record at the close of business on May 19, 2005 are entitled to receive this Information Statement.

EFFECTIVE DATE

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Amendment will be effective by filing a Certificate of Amendment with the Secretary of State of Nevada.

DISSENTER'S RIGHTS OF APPRAISAL

Neither the Articles and Bylaws of Azonic nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendment.

STOCK CERTIFICATES

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Corporate Stock Transfer (the "Transfer Agent"), of 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, Telephone 303-282-4800, Fax 303-282-5800, will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 17, 2005 there are 29,978,000 shares of common stock outstanding, each of which is entitled to one vote for the purpose of approving the Amendment.

Only stockholders of record at the close of business on May 19, 2005 are entitled to receive this Information Statement.

                                   (continued)


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

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth certain information as of May 17, 2005 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to be the beneficial owner of more than 5% of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Azonic Corp., 765 15th Sideroad, King City ON L7B 1K5, Canada. The total number of issued and outstanding shares of Company common stock as of such date was 29,978,000 shares.

                                                  AMOUNT AND
                                                  NATURE OF     PERCENTAGE OF
                                                  BENEFICIAL    SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP     OUTSTANDING
------------------------------------------------------------------------------

FIVE PERCENT STOCKHOLDERS

Filippo Guani Rev. Trust                           3,000,000           10%

Infinity Capital Group, Inc. (1)                   4,210,000           14%

Wireless Age Communications, Inc. (2)              4,860,000         16.2%

EXECUTIVE OFFICERS AND DIRECTORS

David Smardon (3)                                  1,010,000          3.4%
Chairman of the Board of Directors

John G. Simmonds (2)                                 230,000           .8%
Chief Executive Officer and Director

Kenneth J. Adelberg                                        0            0%
Director

Ralph V. (Terry) Hadley, III                               0            0%
Director

Italo Cerra                                           75,000           .3%
Director

Greg Laborde (1)                                   4,210,000           14%
Director

Gary Hokkanen (2)                                          0            0%
Chief Financial Officer

Carrie Weiler (2)(4)                               1,000,000          3.3%
Corporate Secretary

All officers and directors
as group (8 persons)(5):                           6,525,000         21.8%

(1) Mr. Laborde, a Director of the Company, is the controlling stockholder of Infinity Capital Group, Inc. ("Infinity Capital"), as well as the President,


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

CEO and Chairman of the Board of Infinity Capital. He is therefore listed as the beneficial owner of 4,210,000 shares owned directly by Infinity Capital.

(2) John Simmonds, Gary Hokkanen and Carrie Weiler are each officers of Wireless Age Communications, Inc. ("WLSA"). Mr. Simmonds serves as Chairman and CEO of WLSA, Mr. Hokkanen is the Chief Financial Officer of WLSA, and Ms. Weiler is WLSA's Corporate Secretary. However, none of Mr. Simmonds, Mr. Hokkanen or Ms. Weiler individually or as a group controls the voting of the shares of the Company owned by WLSA or controls the power of disposition over such shares, and therefore Mr. Simmonds, Mr. Hokkanen and Ms. Weiler disclaim beneficial ownership of the 4,860,000 shares owned by WLSA.

(3) David Smardon owns 860,000 shares of the Company directly. Nibiru Capital Management Ltd. ("Nibiru") owns 150,000 shares. As Chief Executive Officer and majority shareholder of Nibiru, Mr. Smardon is deemed to beneficially own Nibiru's 150,000 shares.

(4) Ms. Weiler beneficially owns such shares through Jancar Investments Corp., a corporation controlled by her.

(5) Excludes shares owned by WLSA, see note (2) above.

CHANGES IN CONTROL DURING THE CURRENT FISCAL YEAR

On September 22, 2003, a change in control of the Registrant occurred whereby Infinity Capital purchased 4,500,000 shares of common stock of the Company. On March 23, 2004, a four-to-one stock split occurred, increasing the stock ownership of Infinity Capital to 18,000,000 shares. In July of 2004, Infinity Capital increased its ownership to 22,300,000 shares, through the purchase of 4,300,000 shares from L&M Specialties, Inc. In August of 2004, Infinity Capital sold 17,840,000 shares of the Company's common stock to various individuals and entities, reducing its ownership to 4,460,000. Infinity Capital has subsequently further reduced its ownership to 4,210,000 shares. On August 30 WLSA acquired 4,460,000 shares of common stock from Infinity Capital. On January 14, 2005, WLSA acquired an additional 400,000 Azonic Corporation common shares in exchange for the issuance to L&M Specialties, Inc. of 225,000 restricted shares of WLSA Common Stock.

REASONS FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The board of directors has recommended that the Company's name be changed to Midland International Corporation, and in connection therewith, its Certificate of Incorporation be amended, to assist in the Company's long-term efforts to develop and implement a business plan in the telecommunications field.

ITEM 2.  STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.  INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
UPON

The board of directors unanimously approved the Amendment as of April 19, 2005. At that time and as of the date of this Information Statement, the directors and officers of Azonic beneficially owned 6,525,000 shares of common stock of Azonic. Their interest in the Amendment was identical to that of other stockholders.


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

ITEM 4.  PROPOSALS BY SECURITY HOLDERS.

Not applicable as no shareholder proposals have been submitted.

                                   (Continued)


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

ITEM 5.  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."


                                        May 18, 2005

                                        By Order of the Board of Directors

                                        /s/ Carrie J. Weiler
                                        --------------------
                                        Name:  Carrie J. Weiler
                                        Title: Corporate Secretary


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